SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

THE FRANCE GROWTH FUND, INC.
- -------------------------------------------------------------
- (Name of Registrant as Specified in its Charter)
-
- OPPORTUNITY-PARTNERS L.P.
-  -------------------------------------------------------------
- (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)
- Payment of Filing Fee (Check the appropriate box):
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- [X] No fee required.
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- [ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4)and 0-11.
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- (1) Title of each class of securities to which transaction applies: _____________________________________________
- (2) Aggregate number of securities to which transaction applies: _____________________________________________
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- (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- ______________________________________________
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- (4) Proposed maximum aggregate value of transaction:
______________________________________________
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- (5) Total fee paid:
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- [ ] Fee paid previously with preliminary materials.
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- [ ] Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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- (4) Date Filed:
	_____________________________________________




60 Heritage Drive, Pleasantville, NY 10570
(914) 747-5262 // Fax (914) 747-5258

May 20, 2002

Dear Fellow France Growth Fund Shareholder:

Since the formation of the European Monetary Union, the rationale for European single-country closed-end funds has been rapidly disappearing. The board of directors of the France Growth Fund has apparently recognized this because it is proposing major changes in its investment objective including broadening its focus from France to Europe and employing a multi-manager approach. However, before the Fund undergoes such a radical transformation, I think it is important to afford shareholders an opportunity to realize net asset value ("NAV").

That is why I intend to nominate three persons including myself for election as directors at the 2002 Annual Meeting of Shareholders. If we are elected as directors, our primary objective will be to persuade the other directors to afford all shareholders an opportunity to realize NAV as soon as possible.

If you have already returned the WHITE proxy card sent to you by the Board and you want to elect three directors who are committed to affording all shareholders an opportunity to realize NAV for their shares, you must return a GREEN proxy card. Remember, only the last valid proxy card you submit is counted and it supersedes any previous ones. Therefore, once you submit a GREEN proxy card, please do not sign and submit a later dated WHITE proxy card, as that will invalidate your vote. If you have any questions, please call me at (914) 747-5262 or e-mail me at OPLP@att.net.

							Yours truly,


Phillip Goldstein















PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
DIRECTORS OF THE FRANCE GROWTH FUND INC.

ANNUAL MEETING OF SHAREHOLDERS (To be held on June 18, 2002)

My name is Phillip Goldstein.  I have owned shares of The
France Growth Fund Inc. (the "Fund") for more than five years. I am sending this proxy statement and the enclosed GREEN proxy card to holders of record on March 28, 2002 (the "Record Date") of the Fund. I am soliciting a proxy to vote your shares at the 2002 Annual Meeting of Shareholders of the Fund (the "Meeting") and at any and all adjournments or postponements of the Meeting. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and a full description of the matters to be considered by the shareholders at the Meeting.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of the Fund on or about May 20, 2002.

INTRODUCTION

There are seven matters that the Fund has scheduled to be voted upon at the Meeting:

1. Changing the Fund's investment program by amending the Fund's fundamental investment objective, policies and restrictions.

2. Changing seven of the Fund's fundamental investment restrictions which are necessary to implement the Fund's new investment program

3. Amending the Fund's Articles of Incorporation to change the name of the Fund to The European Multi-Strategy Investment
Company.

4. Approving a new investment advisory agreement between the Fund and Credit Agricole Asset Management U.S. Advisory
Services, the Fund's investment adviser (the "Adviser"), with an increase in the advisory fee payable to the Adviser.

5. Allowing the Adviser, subject to Board approval, to select, supervise and replace, if necessary, investment managers to directly manage a portion of the Fund's portfolio and to materially modify existing subadvisory agreements without obtaining stockholder approval of the new or amended subadvisory agreement.

6. Electing four Class II directors to serve until 2005.

7. A stockholder proposal recommending that the Board of Directors expedite the process to ensure Fund shares can trade at net asset value.
1.
2.
3.
4.

With respect to these matters, I am soliciting a proxy to vote your shares FOR the election of Gerald Hellerman, Adam Shapiro, Serge Demoliere and me as Class II directors of the Fund. With respect to the other proposals, I am making no recommendation as to how your shares should be voted.

How Proxies Will Be Voted

All of the proposals scheduled by the Fund to be voted on at the Meeting are included on the enclosed GREEN proxy card. If you wish to vote FOR the election of my nominees to the Board, you may do so by completing and returning a GREEN proxy card.

If you return a GREEN proxy card to me or to my agent, your shares will be voted on each matter as you indicate. Note that you may choose to give the proxies discretion to vote on certain matters by not checking any of the boxes on the GREEN proxy card with the object of securing an opportunity for all shareholders to realize NAV. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of the above persons to the Board and at the discretion of the proxies with respect to each of the other matters.

If you return a GREEN proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the Meeting. These may include, among other things, matters relating to the conduct of the Meeting.

Voting Requirements

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies, consideration of matters of which I am not aware at this time, or negotiations with the incumbent directors. If an adjournment of the Meeting is proposed, the persons named as proxies on the GREEN proxy card will vote for or against such adjournment in their discretion. Please refer to the Fund's proxy statement for the voting requirements for each proposal.

Revocation of Proxies

You may revoke any proxy you give to management or to me prior to its exercise by (i) delivering a written revocation of your proxy to the Fund; (ii) executing and delivering a later dated proxy to me or to the Fund or to our respective agents; or
(iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted.

Information Concerning the Soliciting Shareholder

The shareholder making this solicitation is Phillip
Goldstein, 60 Heritage Drive, Pleasantville, NY 10570. I am an investment manager who presently manages investment portfolios having assets in excess of $65 million. Since December 1, 1992, I have been the president and 50% shareholder of a company that serves as the general partner of a private investment partnership. That partnership is a shareholder in the Fund. Since 1996, I have taken an active role in urging the management of certain registered closed-end investment companies to take various actions that I believe would benefit those companies and their shareholders.

As of March 28, 2002, I am deemed to be the beneficial owner of 223,529 shares of Common Stock held in brokerage accounts by my clients and me, representing approximately 1.85% of the Fund's outstanding Common Stock, substantially all of which are held in margin accounts at brokerage firms by my clients and me. We purchased no shares between March 28, 2000 and December 31, 2000, 23,400 shares in 2001and 70,000 shares in 2002. We sold no shares between March 28, 2000 and December 31, 2000, 64,241 shares in 2001 and 8,654 shares in 2002.

REASON FOR THE SOLICITATION

I believe that stockholders owning a significant percentage of the Fund's outstanding shares would like to be able to realize net asset value for their shares. I am conducting this contest in order to give all shareholders an opportunity to elect directors who will commit to that objective.

CERTAIN CONSIDERATIONS

In deciding whether to give me your proxy, you should consider the following:

If elected, my nominees will constitute a minority of the board and will not be able to deliver an exit at NAV without the support of other directors, which is not assured. Also, implementation of certain Board actions may require shareholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by shareholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of shareholders. I believe that such costs are far outweighed by the benefits to most shareholders of these actions. In addition, certain actions may have adverse tax consequences for some shareholders that cannot be quantified at this time.

I believe that all shareholders of the Fund will benefit if any actions taken to reduce or eliminate the discount from NAV are successful. However, my clients who hold shares of the Fund pay me fees. These fees are based upon a share of the profits the client earns and will be greater if the value of the Fund's shares increases.

ELECTION OF DIRECTORS


	At the Meeting, I will nominate the following persons for election as directors for a term expiring in 2003. Each nominee has consented to serve if elected and to being named in this proxy statement. In addition, I intend to vote all Green proxies for the election of Serge Demoliere, a management nominee unless you indicate that you wish to withhold authority to vote for him. I have not requested permission to name Mr. Demoliere in my proxy materials nor has he granted me such permission. I do not intend to vote any proxies for any other management nominee. You should refer to management's proxy statement for information regarding the qualifications and background of its nominees. There is no assurance that any of management's nominees will serve as directors if any of my nominees are elected.

Name, Business Address, Age /
Principal Business Occupation(s)

Phillip Goldstein (Age 57)
60 Heritage Drive
Pleasantville, NY  10570

Mr. Goldstein has managed investments for a limited number of clients and has served as the portfolio manager and president of the general partner of Opportunity Partners, a private investment partnership since 1992. He was a director of Clemente Strategic Value Fund from 1998 to 2000, the Dresdner RCM Strategic Global Income Fund from 2000 to 2002 and he has been a director of The Mexico Equity and Income Fund since 2000, the Italy Fund since 2000 and Brantley Capital since 2001.

Adam Shapiro (Age 38)
326 West Lancaster Avenue, Suite 110
Ardmore, PA 19003

Mr. Shapiro is the founder and has served as the principal of Advantage Capital management, an investment management firm specializing in closed-end funds. Since 1995, he has managed investments for a limited number of clients. He has been the general partner of Advantage Partners, L.P. since 1995 and the investment advisor of Advantage International, Ltd. since 2000.

Gerald Hellerman (Age 64)
10965 Eight Bells Lane
Columbia, MD 21044

Managing    Director   of   Hellerman Associates, a financial and
corporate consulting firm; Trustee of Third Avenue Value Trust since 1993; Trustee of the Third Avenue Variable Series Trust since 1999; director of Clemente Strategic Value Fund from 1998 to 2000; director of The Mexico Equity and Income Fund since 2000


As of March 30, 2002, Mr. Goldstein and Mr. Shapiro beneficially owned 223,599 and 274,008 shares of the Fund respectively. Mr. Hellerman does not own any shares. Other than fees that may be payable by the Fund to its directors, none of my nominees has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund.

The persons named as proxies on the enclosed GREEN proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote FOR the election of the above persons, each of whom have consented to stand for election and to serve if elected. If any nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person (who shall be disinterested), if any, as is designated by the persons named as proxies.



THE OTHER MATTERS

There are five other proposals (including one proposal which calls for a vote on seven separate proposed changes in the Fund's fundamental investment restrictions) that are being proposed by the Fund's management and one stockholder proposal. All of these matters are fully described in the Fund's proxy materials. I am not making any recommendations with respect to any of these proposals and in the absence of contrary instructions, the persons named as proxies on the GREEN proxy card will vote your shares at their discretion with the object of securing an opportunity for all shareholders to realize NAV.

THE SOLICITATION

 I am making this solicitation personally. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will personally bear all of the expenses related to this proxy solicitation. Because I believe that the shareholders will benefit from this solicitation, I intend to seek reimbursement of these expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of my solicitation expenses, which I estimate to be about $20,000. As of May 20, 2002, I expect to have incurred approximately $5,000 in expenses. If I am not reimbursed by the Fund, I may seek partial reimbursement from Mr. Shapiro or from one or more of my clients or from the general partner of the investment partnership that I manage.

I am not and, within the past year, have not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving either myself or any affiliate that relates to future employment by the Fund or any future transaction with the Fund.

ADDITIONAL PROPOSALS

I know of no business that will be presented for consideration at the Meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the Meeting, it is the intention of the persons named as proxies in the enclosed GREEN proxy card to vote in accordance with their own best judgment on such matters.

DATED: May 10, 2002




















PROXY CARD

PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF THE
FRANCE GROWTH FUND INC. BY PHILLIP GOLDSTEIN, A SHAREHOLDER

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18,2002

The undersigned hereby appoints Adam Shapiro, Steven Samuels, Rajeev Das and Phillip Goldstein, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The France Growth Fund Inc. (the "Fund") to be held on June 18, 2002 and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified below. The proxies may vote in their discretion with respect to such other matter or matters as may come before the Meeting and with respect to all matters incident to the conduct of the Meeting.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [
].)

1. 	Change the Fund's investment program by amending the Fund's
fundamental investment objective and policies.

FOR [    ]		AGAINST [   ]      		ABSTAIN [   ]
2 (a). Change the Fund's fundamental investment restriction
regarding diversification.
FOR [    ] 		AGAINST [   ]      		ABSTAIN [   ]
2 (b). Change the Fund's fundamental investment restriction
regarding borrowing for investment purposes.
   FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]
2. (c). Change the Fund's fundamental investment restriction regarding settlement of securities transactions.
   FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]
2 (d). Change the Fund's fundamental investment restriction
regarding short sales.
  FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]
2 (e). Change the Fund's fundamental investment restriction
regarding margin purchases.
  FOR [    ]		AGAINST [   ]      			ABSTAIN [   ]
2 (f). Change the Fund's fundamental investment restriction
regarding purchasing non-U.S. registered securities.
  FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]
2 (g). Change the Fund's fundamental investment restriction
regarding illiquid securities.
  FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]
3.	Amend the Fund's Articles of Incorporation to change the name
of the Fund to The European Multi-Strategy   Investment
Company.
FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]
4. Approve a new investment advisory agreement between the Fund and Credit Agricole Asset Management U.S. Advisory Services, the Fund's investment adviser (the "Adviser"), with an increase in the advisory fee payable to the Adviser.

FOR [    ] 		AGAINST [   ]     			ABSTAIN [   ]
5.	Allow the Adviser, subject to Board approval, to select,
supervise and replace, if necessary, investment managers to directly manage a portion of the Fund's portfolio and to materially modify existing subadvisory agreements without obtaining stockholder approval of the new or amended subadvisory agreement.

FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]

6.	ELECTION OF FOUR CLASS II DIRECTORS.

FOR all of the three shareholder nominees listed below [   ]
WITHHOLD AUTHORITY [   ]
(except as indicated to the contrary below) to vote for all of the nominees listed below

PHILLIP GOLDSTEIN, ADAM SHAPIRO, and GERALD HELLERMAN

To withhold authority to vote for one or more nominees, enter the name(s) of the nominee(s) below.

____________________________________________________________

Note: It is intended that this proxy will be voted for the election of SERGE DEMOLIERE, a management nominee (in addition to the above nominees unless otherwise instructed) unless you indicate that you wish to withhold authority to vote for him by crossing out his name in this sentence.
Permission to name Mr. Demoliere in Mr. Goldstein's proxy materials has not been requested or granted. There is no intention to vote this proxy for any other management nominee. You should refer to management's proxy statement for information regarding the qualifications and background of its nominees. There is no assurance that any of management's nominees will serve as directors if any of my nominees are elected.

7.	A stockholder proposal recommending that the Board of
Directors expedite the process to ensure Fund shares can trade at net asset value.

FOR [    ] 		AGAINST [   ]      			ABSTAIN [   ]

Important - - Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted for the election of the nominees named above in Proposal 6 and will be voted at the discretion of the proxies on all other proposals with the objective of securing an opportunity for all shareholders to realize NAV. The undersigned hereby acknowledges receipt of the proxy statement dated May 10, 2002 of Phillip Goldstein and revokes any proxy previously executed. (Important
- Please be sure to enter date.)

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. Please return promptly in the enclosed envelope.



SIGNATURE(S)_____________________________	Dated: _____________